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                                                                    EXHIBIT 99.7

                              LETTER OF TRANSMITTAL
                   FOR SURRENDER OF CERTIFICATES REPRESENTING
                          SHARES OF THE COMMON STOCK OF
                            PREMIER BANCSHARES, INC.

Dear Premier Bancshares, Inc. Shareholder:


         On ________________, 1999, Premier Bancshares, Inc. ("Premier") was merged (the "Merger") with and into Riva Bancshares, Inc., a Delaware corporation ("Riva Bancshares"). The Merger was effected pursuant to an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") dated as of July 29, 1999 by and between Premier and Riva Bancshares. Premier's shareholders approved the Merger Agreement at a Special Meeting of Shareholders held on ________________, 1999.

         When the Merger was effected, each issued and outstanding share of Premier's outstanding common stock ("Premier Common Stock"), was converted into and exchanged for the right to receive that number of shares of Riva Bancshares common stock equal to the quotient obtained by dividing $216.135 by the initial public offering price of one share of Riva Bancshares common stock, rounded to the nearest third decimal point ("Riva Bancshares Common Stock"). Cash will be issued in lieu of any fractional share of Riva Bancshares Common Stock otherwise issuable in exchange for shares of Premier Common Stock ("Shares").


         Upon surrender of your Shares according to the terms of the Merger Agreement and the instructions provided in this Letter of Transmittal, [INSERT NAME OF EXCHANGE AGENT] (the "Exchange Agent") will distribute to you certificates representing the shares of Riva Bancshares Common Stock to which you are entitled ("New Certificates"). When surrendering your Shares, you must deliver to the Exchange Agent the certificates representing your Shares ("Share Certificates") accompanied by a duly executed and completed Letter of Transmittal. You may deliver this Letter of Transmittal and your Share Certificates either in person or by mail to the following locations:

    If By Mail:                                          If By Hand:
    [INSERT ADDRESS]                                     [INSERT ADDRESS]

       PLEASE DIRECT ALL INQUIRIES RELATING TO THE SURRENDER OF SHARES TO:

                               The Exchange Agent:
                   [INSERT NAME, ADDRESS AND TELEPHONE NUMBER]

         Delivering this Letter of Transmittal and your Share Certificates to an address other than the addresses indicated above does not constitute a valid delivery of your Shares. DO NOT SEND LETTERS OF TRANSMITTAL OR SHARE CERTIFICATES TO PREMIER OR RIVA BANCSHARES.

    PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL CAREFULLY BEFORE EXECUTION.
     THE EXCHANGE AGENT CAN ASSIST YOU IN COMPLETING THIS FORM AND PROVIDING
         ADDITIONAL COPIES OF THE LETTER OF TRANSMITTAL. YOU MUST FOLLOW
          THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL. PLEASE DIRECT
                      ANY QUESTIONS TO THE EXCHANGE AGENT.

         IF ANY SHARE CERTIFICATE HAS BEEN MUTILATED, LOST, STOLEN, OR DESTROYED, CHECK THE FOLLOWING BOX AND SEE INSTRUCTION 7.


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         Upon the terms and subject to the conditions of the Merger Agreement, the undersigned hereby surrenders to the Exchange Agent the number of Shares indicated below. The undersigned acknowledges receipt of this Letter of Transmittal and prior receipt of the Proxy Statement-Prospectus dated ______________, 1999. The undersigned agrees that full execution of this Letter of Transmittal will constitute surrender of all Shares indicated in this Letter of Transmittal.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to surrender the Share Certificates enclosed with this Letter of Transmittal free and clear of all liens, restrictions, charges, and encumbrances, and that the Share Certificates will not be subject to any adverse claim. Upon request the undersigned will execute and deliver any additional documents the Exchange Agent deems necessary to effect the surrender of the Shares.

         The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the undersigned's attorney-in-fact, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (a) deliver the Share Certificates for surrender in exchange for shares of Riva Bancshares Common Stock; (b) cancel Share Certificates following their surrender in exchange for certificates representing shares of Riva Bancshares Common Stock ("New Certificates"), and to the extent instructed in this Letter of Transmittal, transfer Share ownership on Premier's books; and (c) receive on behalf of the surrendering holders of Shares all benefits and otherwise exercise all rights of beneficial ownership of such Shares, all according to the terms of this Letter of Transmittal.

         All authority conferred or agreed to be conferred in this Letter of Transmittal shall survive the undersigned's death or incapacity, and any obligation of the undersigned under this Letter of Transmittal shall be binding upon the undersigned's heirs, personal representatives, successors, and assigns.

         The undersigned hereby authorizes and instructs the Exchange Agent to deliver to Riva Bancshares the Share Certificates surrendered with this Letter of Transmittal and to distribute to the undersigned, in exchange for every Share, ________________ shares of Riva Bancshares Common Stock according to the terms of the Merger Agreement. No fractional shares of Riva Bancshares Common Stock will be issued in connection with the surrender and exchange of Share Certificates; instead, the undersigned will be paid cash in lieu of any fractional share of Riva Bancshares Common Stock otherwise issuable.

                     NOTE: SIGNATURES MUST BE PROVIDED BELOW
                 PLEASE READ CAREFULLY THE INSTRUCTIONS TO THIS
                              LETTER OF TRANSMITTAL



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
      SPECIAL ISSUANCE INSTRUCTIONS                               SPECIAL DELIVERY INSTRUCTIONS
    (SEE INSTRUCTIONS 1, 2, 4, AND 5)                                           (SEE INSTRUCTIONS 2, 4 AND 5)

     To be completed ONLY if New Certificates are to be                To be completed ONLY if New Certificates are to be
issued in a name other than the name of the registered holder     sent to someone other than the undersigned, or sent to the
of the Shares.                                                    undersigned at an address other than the address shown in the space indicated under the box entitled "Description of
       ISSUE NEW CERTIFICATES TO:                                 Surrendered Share Certificates Tendered."
Name
              (Please Type or Print)                                   MAIL NEW CERTIFICATES TO:
Address
                                                                  Name

               (Include Zip Code)                                 Address


    (Taxpayer ID Or Social Security Number(s))                                        (Include Zip Code)



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                  DESCRIPTION OF SURRENDERED SHARE CERTIFICATES
                    PLEASE FILL IN (SEE INSTRUCTIONS 3 AND 4)

NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S) (IF BLANK, PLEASE        SHARE CERTIFICATES NUMBER(S) ENCLOSED (ATTACH
FILL IN EXACTLY AS NAME(S) APPEAR(S) ON SHARE(S) CERTIFICATES            ADDITIONAL SIGNED LIST IF NECESSARY)

- ----------------------------------------------------------------------------------------------------------------------

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                                                                         TOTAL NUMBER OF SHARES


       BY VIRTUE OF THE ABOVE-DESCRIBED SURRENDER, THE UNDERSIGNED HEREBY
                     SURRENDERS ALL SHARES SPECIFIED IN THIS
                             LETTER OF TRANSMITTAL.

X
  -----------------------------------    --------------------------------------
                                         Dated

X
  -----------------------------------    --------------------------------------
  Signature(s) of Owner(s) or            Dated
  Authorized Signatory

          Name(s):
                   -------------------------------------
                   (Please Type or Print)

                   ----------------------------------------
                   (Please Type or Print)

          Telephone No.
                       -------------------------------------

         Please date and sign your name exactly as it appears on your Share Certificates. You must follow completely the Instructions included with this Letter of Transmittal.

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                     INSTRUCTIONS FOR LETTER OF TRANSMITTAL

         1. GUARANTEE OF SIGNATURES. All signatures on this Letter of Transmittal must be guaranteed as set forth in this Instruction 1 IF (i) you have completed either the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" or (ii) this Letter of Transmittal is signed by someone other than the registered holder of the Share Certificates listed. If signatures on this Letter of Transmittal are required to be guaranteed, the guarantee must be made by a firm or other entity identified in Rule 17A(d)15 under the Securities Exchange Act of 1934, as amended, including (as such terms are defined therein) any (i) bank, (ii) broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or governmental securities broker, (iii) credit union, (iv) national securities exchange, registered securities association or clearing agency, or (v) savings association (in each case, an "Eligible Institution"), acting according to the procedures set forth in such Rule. In addition, each such Eligible Institution must be a participant in a signature medallion guarantee program. See Instruction 5. IF THE REGISTERED HOLDER(S) OF THE SHARE CERTIFICATE(S) BEING SURRENDERED HEREBY SIGNS THIS LETTER OF TRANSMITTAL, AND IF THE RIVA BANCSHARES COMMON STOCK IS TO BE ISSUED IN THE NAME OF AND DELIVERED TO THE REGISTERED HOLDER THEREOF AT THE ADDRESS APPEARING ON PAGE 3 OF THIS LETTER OF TRANSMITTAL, NO SIGNATURE GUARANTEE IS REQUIRED.

         2. DELIVERY OF LETTER OF TRANSMITTAL AND SHARES. Holders must use this Letter of Transmittal to effect the surrender of their Shares. The Share Certificates, together with a properly completed and duly executed Letter of Transmittal or facsimile thereof and any other documents required by the Letter of Transmittal (in a form satisfactory to the Company), should be mailed or delivered to the Exchange Agent at the appropriate address set forth above in order to make an effective surrender. Until all necessary steps have been taken to surrender the Shares, there will be no distribution of New Certificates representing shares of Riva Bancshares Common Stock according to the terms of the Merger Agreement.

         Distribution of New Certificates will only be made against proper surrender of Shares. Unless the Shares being surrendered are deposited with the Exchange Agent (accompanied by a properly completed Letter of Transmittal), or surrendered pursuant to the guaranteed delivery procedures, Riva Bancshares has the option to reject any surrender.

         THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING SHARE CERTIFICATES, IS AT THE ELECTION AND RISK OF THE SHAREHOLDER. IF DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT THE SHAREHOLDER USE PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED.

         3. INADEQUATE SPACE. If the space provided is inadequate, please list on a separately attached, signed schedule the Share Certificate numbers and/or the number of shares represented.

         4.       SIGNATURES ON LETTER OF TRANSMITTAL, STOCK POWERS AND
ENDORSEMENTS.

         (a) If the registered holder of the Shares surrendered by the Letter of Transmittal signs the Letter of Transmittal, the signature must correspond with the name written on the face of the surrendered Share Certificates without any change whatsoever.

         (b) If the Shares are held of record by two or more joint holders, all such holders must sign the Letter of Transmittal.



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         (c)      If any Shares are registered in different names on different
Share Certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Shares.

         (d) When the registered holder of the Shares listed signs and transmits the Letter of Transmittal, no endorsements of Share Certificates or separate stock powers are required unless payment is to be made, or the New Certificates are to be issued, to a person other than the registered holder(s). Signatures on such Share Certificates must be guaranteed by an Eligible Institution. However, if a person other than the registered holder of the Shares listed signs the Letter of Transmittal, the Shares must be endorsed by the registered holder(s) or accompanied by a written instrument or instruments of transfer or exchange in form, in either case signed exactly as the name or names of the registered holder or holders appear on the Share Certificates. Signatures on such Share Certificates or stock powers must be guaranteed by an Eligible Institution. See Instruction 1.

         (e) If trustees, executors, administrators, guardians, attorney-in-fact, officers or corporations or others acting in a fiduciary or representative capacity sign the Letter of Transmittal or any Share Certificates or stock powers, such persons should so indicate when signing and must submit proper evidence satisfactory to Riva Bancshares of their authority to so act.

         5. SPECIAL ISSUANCE, PAYMENT AND DELIVERY INSTRUCTIONS. If New Certificates are to be issued in the name of a person other than the signer of the Letter of Transmittal, or if New Certificates are to be sent to someone other than the signer of the Letter of Transmittal or to the signer at a different address, the appropriate boxes on the Letter of Transmittal should be completed.

         6. VALIDITY OF SURRENDER; IRREGULARITIES. Riva Bancshares will determine in its sole and final discretion all questions as to the form of all documents and the validity (including time of receipt), eligibility, acceptance, and withdrawal of surrendered Shares. Riva Bancshares reserves the absolute right to reject any or all attempted surrenders not in proper form or the acceptance of which would, in the opinion of Riva Bancshares' counsel, be unlawful. Riva Bancshares also reserves the absolute right, subject to applicable law, to waive any of the conditions contained in the Letter of Transmittal or any defect or irregularity in the surrender of any of the Shares without making a public announcement of such waiver. In addition, Riva Bancshares reserves the right to permit the withdrawal of any surrendered Shares pursuant to the Merger Agreement to the extent required by applicable law. Neither Riva Bancshares, the Exchange Agent, nor any other person will be under any duty to give notification. The Exchange Agent will return to the appropriate surrendering Holder, as soon as practicable following their receipt, any improperly surrendered Shares received by the Exchange Agent as to which irregularities have not been cured or waived. Riva Bancshares' interpretation of the terms and conditions of the Letter of Transmittal and these instructions will be final and binding on all parties.

         7. MUTILATED, LOST, STOLEN OR DESTROYED SHARE CERTIFICATES. A registered holder who reports the loss, mutilation, theft, or destruction of Share Certificates should grant the Exchange Agent an affidavit and any other showing or representation the Exchange Agent may reasonably require regarding the circumstances of such loss, mutilation, theft, or destruction in lieu of surrendering such Share Certificate.

         8. REQUESTS FOR ASSISTANCE AND ADDITIONAL COPIES. Requests for additional copies of the Letter of Transmittal or other assistance should be made in writing to the Exchange Agent at the address set forth above in the Letter of Transmittal.



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         9.       INTERNAL REVENUE SERVICE FORM W-9. Under the federal income tax law, a security holder who receives dividends is required to furnish to the payer, certified under penalties of perjury, his Taxpayer Identification Number ("TIN"), which, for an individual, usually is his Social Security Number. If the security holder does not furnish his correct TIN in this manner, he may be subject to a penalty imposed by the Internal Revenue Service ("IRS").

         In addition, payments to such security holder may be subject to backup withholding. If backup withholding applies, the payer is required to withhold 31% for payments to such security holders. This is not an additional tax. Rather, persons subject to backup withholding will be able to claim as a credit the amount of tax withheld. If withholding results in overpayment of taxes, a refund may be obtained when filing an income tax return.

         To avoid backup withholding on the payment of dividends, complete all items on the enclosed Internal Revenue Service Form W-9 and return the Form W-9 with this Letter of Transmittal. For additional instructions see the Form W-9.